Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

700 South Flower Street,
Suite 500
Los Angeles, CA	90017
(Address of principal executive offices)	(Zip code)

Rhea L. Murphy, Legal Department

The Bank of New York Mellon Trust Company, National Association

700 South Flower Street, Suite 500

Los Angeles, California 90017

(213) 630-6476

(Name, address and telephone number of agent for service)

CASE NEW HOLLAND INC.

(Exact name of obligor as specified in its charter)

Delaware	39-1982756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Tower B, 10th Floor
World Trade Center, Amsterdam Airport
Schiphol Boulevard 217
Amsterdam, The Netherlands	1118 BH
(Address of principal executive offices)	(Zip code)

7  3/4% Senior Notes due 2013

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices

BLI Group, Inc.	Delaware	51-0363222	World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217 1118 BH Amsterdam, The Netherlands

Blue Leaf I.P., Inc.	Delaware	51-0363221	World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217 1118 BH Amsterdam, The Netherlands

CNH America LLC	Delaware	76-0433811	World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217 1118 BH Amsterdam, The Netherlands

CNH Australia Pty Ltd.	New South Wales, Australia	None	World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217 1118 BH Amsterdam, The Netherlands

CNH Belgium N.V.	Belgium	None	World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217 1118 BH Amsterdam, The Netherlands

CNH Canada, Ltd.	Canada	None	World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217 1118 BH Amsterdam, The Netherlands

CNH Deutschland GmbH	Germany	None	World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217 1118 BH Amsterdam, The Netherlands

CNH Global N.V.	The Netherlands	None	World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217 1118 BH Amsterdam, The Netherlands

CNH International S.A.	Switzerland	None	World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217 1118 BH Amsterdam, The Netherlands

CNH Trade N.V.	The Netherlands	None	World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217 1118 BH Amsterdam, The Netherlands

CNH U.K. Limited	England and Wales, United Kingdom	None	World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217 1118 BH Amsterdam, The Netherlands

Fiatallis North America LLC	Delaware	39-1158150	World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217 1118 BH Amsterdam, The Netherlands

HFI Holdings, Inc.	Delaware	76-0436954	World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217 1118 BH Amsterdam, The Netherlands

New Holland Holding Limited	England and Wales, United Kingdom	None	World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217 1118 BH Amsterdam, The Netherlands

New Holland Tractor Limited N.V.	Belgium	None	World Trade Center, Amsterdam Airport, Tower B, 10th Floor, Schiphol Boulevard 217 1118 BH Amsterdam, The Netherlands

Item 1.	General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. 20219

Federal Reserve Bank, San Francisco, California 94105

Federal Deposit Insurance Corporation, Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, National Association. (Exhibit 1 to Form T-1 filed on September 8, 2008 with Registration Statement No. 333-135006).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed on January 11, 2005 with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed on September 8, 2008 with Registration Statement No. 333-135006).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed on October 28, 2009 with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The Bank of New York Mellon Trust Company, National Association, a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois on the      day of March, 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION

By:	/s/ M. Callahan
Name: M. Callahan
Title: Vice President

EXHIBIT 6

The consent of the Trustee required by Section 321 (b) of the Act

March     , 2010

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture by and among Case New Holland Inc., the Guarantors named therein, and The Bank of New York Mellon Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

The Bank of New York Mellon Trust Company, National Association

By:	/s/ M. Callahan
Name:	M. Callahan
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business December 31, 2009, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,576
Interest-bearing balances	267
Securities:
Held-to-maturity securities	16
Available-for-sale securities	601,754
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	78,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	11,186
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	2
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	244,779
Other assets	154,682

Total assets	$1,948,575

LIABILITIES

Deposits:
In domestic offices	532
Noninterest-bearing	532
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	219,066
Total liabilities	488,289
Not Applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not Applicable
Retained earnings	337,084
Accumulated other comprehensive income	682
Other equity capital components	0
Not Available
Total bank equity capital	1,460,286
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,460,286

Total liabilities and equity capital	1,948,575

I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, MD	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)